Exhibit 4.3

--------------------------------------------------------------------------------


                        INSURANCE AND INDEMNITY AGREEMENT


                                  by and among



                      FINANCIAL GUARANTY INSURANCE COMPANY,


                          EQUIVANTAGE ACCEPTANCE CORP.


                                       and


                                EQUIVANTAGE INC.


                          Dated as of November 1, 1996



                                   $80,000,000
                    EquiVantage Home Equity Loan Trust 1996-4
                   Home Equity Loan Asset-Backed Certificates
                             Series 1996-4, Class A


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                   Page

ARTICLE I           DEFINITIONS; LIMITED RECOURSE

     Section 1.01.  Definitions.....................................  1
     Section 1.02.  Limited Recourse................................  1

ARTICLE II          REPRESENTATIONS, WARRANTIES AND
                    COVENANTS

     Section 2.01.  Representations and Warranties of the Sponsor...  2
     Section 2.02.  Representations and Warranties of the Company...  5
     Section 2.03.  Affirmative Covenants of the Sponsor............  8
     Section 2.04.  Affirmative Covenants of the Company............ 11
     Section 2.05.  Negative Covenants of the Sponsor............... 14
     Section 2.06.  Negative Covenants of the Company............... 15

ARTICLE III         THE POLICY; REIMBURSEMENT; INDEMNIFICATION

     Section 3.01.  Issuance of the Policy.......................... 16
     Section 3.02.  Payment of Fees and Premium..................... 16
     Section 3.03.  Reimbursement and Additional Payment Obligation. 17
     Section 3.04.  Indemnification................................. 17
     Section 3.05.  Subrogation..................................... 20

ARTICLE IV          FURTHER AGREEMENTS

     Section 4.01.  Effective Date; Term of Agreement............... 20
     Section 4.02.  Obligations Absolute............................ 20
     Section 4.03.  Assignments; Reinsurance; Third-Party Rights.... 22
     Section 4.04.  Liability of FGIC............................... 22
     Section 4.05.  Waiver of FGIC Rights........................... 23

ARTICLE V           EVENTS OF DEFAULT; REMEDIES

     Section 5.01.  Events of Default............................... 23
     Section 5.02.  Remedies; Waivers............................... 24

ARTICLE VI          MISCELLANEOUS

     Section 6.01.  Amendments, Etc................................. 25
     Section 6.02.  Notices......................................... 25

     Section 6.03.  Payment Procedure............................... 26
     Section 6.04.  Severability.................................... 27
     Section 6.05.  Governing Law................................... 27
     Section 6.06.  Consent to Jurisdiction......................... 27
     Section 6.07.  Consent of FGIC................................. 28
     Section 6.08.  Counterparts.................................... 28
     Section 6.09.  Trial by Jury Waived............................ 28
     Section 6.10   Limited Liability............................... 29
     Section 6.11.  Entire Agreement................................ 29


Appendix I --      Definitions

Appendix II --     Opinions of Counsel

Annex I --         Form of Financial Guaranty Insurance Policy

Appendix A --      Conditions Precedent to Issuance of the Policy

                        INSURANCE AND INDEMNITY AGREEMENT

      INSURANCE AND INDEMNITY AGREEMENT dated as of November 1, 1996, by and among FINANCIAL GUARANTY INSURANCE COMPANY ("FGIC"), EQUIVANTAGE ACCEPTANCE CORP. (the "Sponsor") and EQUIVANTAGE INC.
(the "Company").

                             INTRODUCTORY STATEMENTS

      The Sponsor intends to deposit the Mortgage Loans in the Trust, which shall issue Home Equity Loan Asset-Backed Certificates, Series 1996-4, Class A pursuant to a Pooling and Servicing Agreement dated as of November 1, 1996 among the Sponsor, the Company, as servicer, and the Trustee.

      The Sponsor has requested that FGIC issue a financial guaranty insurance policy guarantying certain distributions on the Securities (including any such distributions subsequently avoided as a preference under applicable United States bankruptcy law) upon the terms and subject to the conditions provided herein and subject to compliance with certain procedures set forth in the Pooling and Servicing Agreement.

      The parties hereto desire to specify the conditions precedent to the issuance of the Policy by FGIC, the payment of premium in respect of the Policy, the indemnity and reimbursement to be provided to FGIC in respect of amounts paid by FGIC under the Policy or otherwise and certain other matters.

      In consideration of the premises and of the agreements herein contained, FGIC, the Sponsor and the Company hereby agree as follows:

                                    ARTICLE I

                          DEFINITIONS; LIMITED RECOURSE

      Section 1.01. Definitions. Capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires.

      Section 1.02. Limited Recourse. Notwithstanding any provision of this Agreement to the contrary, the payment obligations set forth herein (other than those set forth in Sections 3.02(a), 3.02(b)(i) and 3.04) shall be non-recourse obligations with respect to the Sponsor and the Company and shall be payable only from monies available for such payment in accordance with the provisions of the Pooling and Servicing Agreement.

                                   ARTICLE II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 2.01. Representations and Warranties of the Sponsor. The Sponsor represents, warrants and covenants, as of the date hereof and as of the Date of Issuance, as follows:

            (a) Due Organization and Qualification. The Sponsor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sponsor is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Mortgage Loan unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

            (b) Power and Authority. The Sponsor has all necessary corporate power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

            (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Sponsor have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or the Sponsor's stockholders.

            (d) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Sponsor, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents,

                  (i) conflicts with or results in any breach or violation of any provision of the certificate of incorporation or by-laws of the Sponsor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Sponsor or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Sponsor,

                  (ii) constitutes a default by the Sponsor under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Sponsor is a party or by which it or any of its properties is or may be bound or affected, or

                  (iii) results in or requires the creation of any Lien upon or in respect of any of the Sponsor's assets except as otherwise expressly contemplated by the Transaction Documents.

            (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Mortgage Loans, or the Sponsor, or any properties or rights of the Sponsor, pending or, to the Sponsor's knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Sponsor, would result in a Material Adverse Change with respect to the Sponsor or any Mortgage Loan.

            (f) Valid and Binding Obligations. The Transaction Documents, when executed and delivered by the Sponsor, will constitute the legal, valid and binding obligations of the Sponsor, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities, when executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement and, together with the Class R Certificates, will evidence the entire beneficial ownership interest in the Trust Fund.

            (g) Financial Statements. The Financial Statements of the Company (which includes the Sponsor's assets and operations), copies of which have been furnished to FGIC by the Company, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Company as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, the Company is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Sponsor.

            (h) ERISA. The Sponsor is in compliance with ERISA and has not incurred and does not reasonably expect to incur liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan.

            (i) Accuracy of Information. None of the Provided Documents contain any statement of a material fact with respect to the Sponsor or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Sponsor, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to the Sponsor which has a material possibility of causing a Material Adverse Change with respect to the Sponsor or the Mortgage Loans.

            (j) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Trust nor the Trust Fund is required to be registered as an "investment company" under the Investment Company Act. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act.

            (k) Transaction Documents. Each of the representations and warranties of the Sponsor contained in the Transaction Documents is true and correct in all material respects and the Sponsor hereby makes each such representation and warranty to, and for the benefit of, FGIC as if the same were set forth in full herein.

            (l) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by the Sponsor in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Sponsor which, if enforced, would result in a Material Adverse Change with respect to the Sponsor.

            (m) Good Title; Absence of Liens; Security Interest. The Sponsor is the owner of, and has good and marketable title to, the Mortgage Loans free and clear of all Liens and Restrictions on Transferability, and has full right, corporate power and lawful authority to assign, transfer and pledge the Mortgage Loans. In the event that, in contravention of the intention of the parties, the transfer of the Mortgage Loans by the Sponsor to the Trust is characterized as other than a sale, such transfer shall be characterized as a secured financing, and the Trustee shall, for the benefit of the Certificateholders and FGIC, have a valid and perfected first priority security interest in the Mortgage Loans free and clear of all Liens and Restrictions on Transferability.

            (n) Taxes. The Sponsor has filed all federal and state tax returns which are required to be filed and paid all taxes, including, any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Sponsor in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

            (o) Solvency; Fraudulent Conveyance. The Sponsor is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and, after giving effect to such transactions, the Sponsor will not be left with an unreasonably small amount of capital with which to engage in its business. The Sponsor does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Sponsor does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor or any of its assets. The amount of consideration being received by the Sponsor upon the sale of the Securities to the Underwriters constitutes reasonably equivalent value and fair consideration for the interest in the Mortgage Loans evidenced by the Securities. The Sponsor is not transferring the Mortgage Loans to the Trust or selling the Securities to the Underwriters, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Sponsor's creditors.

      Section 2.02. Representations and Warranties of the Company. The Company represents, warrants and covenants, as of the date hereof and as of the Date of Issuance, as follows:

            (a) Due Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and each of its Subsidiaries is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the related Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would have a material adverse effect upon the Transaction.

            (b) Power and Authority. The Company has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the related Transaction Documents and to consummate the Transaction.

            (c) Due Authorization. The execution, delivery and performance of the related Transaction Documents by the Company have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity.

            (d) Noncontravention. Neither the execution and delivery of the related Transaction Documents by the Company, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the related Transaction Documents,

                  (i) conflicts with or results in any breach or violation of any provision of the Certificate of Incorporation or Bylaws of the Company or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Company,

                  (ii) constitutes a default by the Company under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its or their properties is or may be bound or affected, or

                  (iii) results in or requires the creation of any Lien upon or in respect of any of the Company's assets except as otherwise expressly contemplated by the related Transaction Documents.

            (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Mortgage Loans, or the Company or any properties or rights of the Company pending or, to the Company's knowledge after reasonable inquiry, threatened, which, in any case, if decided adversely to the Company, would result in a Material Adverse Change with respect to the Company or any Mortgage Loan.

            (f) Valid and Binding Obligations. The related Transaction Documents, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

            (g) Financial Statements. The Financial Statements of the Company (which includes the Sponsor's assets and operations), copies of which have been furnished to FGIC by the Company, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Company as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, the Company is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Company.

            (h) ERISA. No Accumulated Funding Deficiency, whether or not waived, has occurred with respect to any Plan. No Plan has been terminated, and no Commonly Controlled Entity has withdrawn from any Multiemployer Plan which could result in any liability under ERISA of a Commonly Controlled Entity. No Reportable Event or other event or condition has occurred which could result in the termination of any Plan by the PBGC. No Plan has an Underfunding greater than $100,000. The aggregate amount of Underfunding for all Underfunded Plans does not exceed $100,000. The liability to which the Commonly Controlled Entities would become subject under ERISA if they were to withdraw completely from all Multiemployer Plans as of the most recent valuation date is not in excess of $100,000. The Multiemployer Plans are neither in Reorganization (as defined in Section 4241 of ERISA) nor Insolvent (as defined in Section 4245 of ERISA).

            (i) Accuracy of Information. None of the Provided Documents contain any statement of a material fact with respect to the Company or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of the Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Company, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to the Company which has a material possibility of causing a Material Adverse Change with respect to the Company or the Mortgage Loans.

            (j) Transaction Documents. Each of the representations and warranties of the Company contained in the related Transaction Documents is true and correct in all material respects and the Company hereby makes each such representation and warranty to, and for the benefit of, FGIC as if the same were set forth in full herein.

            (k) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by the Company in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Company which, if enforced, would result in a Material Adverse Change with respect to the Company.

            (l) Good Title; Absence of Liens; Security Interest. Immediately prior to the sale of the Mortgage Loans to the Sponsor, the Company was the owner of, and had good and marketable title to, the Mortgage Loans free and clear of all Liens and Restrictions on Transferability, and had full right, corporate power and lawful authority to assign, transfer and pledge the Mortgage Loans to the Sponsor.

            (m) Taxes. The Company, has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Company in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance.

            (n) Solvency; Fraudulent Conveyance. The Company is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and, after giving effect to such transactions, the Company will not be left with an unreasonably small amount of capital with which to engage in its business. The Company does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Company does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Company or any of its assets. The amount of consideration being received by the Company upon the sale of the Mortgage Loans to the Sponsor constitutes reasonably equivalent value and fair consideration for the Mortgage Loans. The Company is not transferring the Mortgage Loans to the Sponsor as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Company's creditors.

      Section 2.03. Affirmative Covenants of the Sponsor. The Sponsor hereby agrees that during the Term of the Agreement, unless FGIC shall otherwise expressly consent in writing:

            (a) Compliance With Agreements and Applicable Laws. The Sponsor shall perform each of its obligations under the Transaction Documents and shall comply with all material requirements of, and the Securities shall be offered and sold in accordance with, any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

            (b) Other Information.

                  (i) The Sponsor shall provide or cause to be provided to FGIC, promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Sponsor pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as FGIC may reasonably request; provided, however, that the Sponsor shall not be required to deliver any such items if provision by some other party to FGIC is required under the Transaction Documents unless such other party wrongfully fails to deliver such item and FGIC requests the Sponsor to deliver such item. The Sponsor shall, upon the request of FGIC, permit FGIC or its authorized agents (A) to inspect the books and records of the Sponsor as they may relate to the Securities, the Mortgage Loans, the obligations of the Sponsor under the Transaction Documents, the Transaction and the Sponsor's business; (B) to discuss the affairs, finances and accounts of the Sponsor with the President or Senior Vice President of the Sponsor; and (C) to discuss the affairs, finances and accounts of the Sponsor with the Sponsor's independent accountants, provided that the Chief Financial Officer of the Sponsor shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Sponsor. The books and records of the Sponsor will be maintained at the address of the Sponsor designated herein for receipt of notices, unless the Sponsor shall otherwise advise the parties hereto in writing.

                  (ii) The Sponsor shall provide or cause to be provided to FGIC an executed original copy of each document executed in connection with the transaction within 30 days after the date of closing.

            (c) Compliance Certificate. The Sponsor shall deliver to FGIC, concurrently with the Company's compliance certificate delivered pursuant to Section 2.04(c), a certificate signed by the President or a Senior Vice President of the Sponsor stating that:

                  (i) a review of the Sponsor's performance under the
            Transaction Documents during such period has been made under such officer's supervision; and

                  (ii) to the best of such individual's knowledge following
            reasonable inquiry, no Trigger Event, Default or Event of Default has occurred, or if a Trigger Event, Default or Event of Default has occurred, specifying the nature thereof and, if the Sponsor has a right to cure any such Default or Event of Default pursuant to Section 5.01, stating in reasonable detail the steps, if any, being taken by the Sponsor to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates.

            (d) Notice of Material Events. The Sponsor shall promptly inform FGIC in writing of the occurrence of any of the following:

                  (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against the Sponsor pertaining to the Mortgage Loans in general, (B) with respect to a material portion of the Mortgage Loans or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Mortgage Loans;

                  (ii) any change in the location of the Sponsor's principal office or any change in the location of the Sponsor's books and records;

                  (iii) the occurrence of any Trigger Event, Default or Event of
            Default;

                  (iv) any other event, circumstance or condition that has
            resulted, or has a material possibility of resulting, in a Material Adverse Change in respect of the Sponsor; or

                  (v) a change of (A) ownership or (B) executive management of the Sponsor.

            (e) Further Assurances. The Sponsor shall, upon the request of FGIC, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, for the benefit of the Certificateholders and FGIC, in the Mortgage Loans, free and clear of all Liens and Restrictions on Transferability except those in favor of the Trustee, for the benefit of the Certificateholders and FGIC, imposed by the Pooling and Servicing Agreement. In addition, the Sponsor agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

            (f) Retirement of Securities. The Sponsor shall cause the Trustee, upon retirement of the Securities pursuant to the Pooling and Servicing Agreement or otherwise, to furnish to FGIC a notice of such retirement, and, upon retirement of the Securities and the expiration of the term of the Policy, to surrender the Policy to FGIC for cancellation.

            (g) Corporate Existence. The Sponsor shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate of incorporation and by-laws.

            (h) Third-Party Beneficiary. The Sponsor agrees that FGIC shall have all rights of a third-party beneficiary in respect of the Pooling and Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of FGIC.

      Section 2.04. Affirmative Covenants of the Company. The Company hereby agrees that during the Term of the Agreement, unless FGIC shall otherwise expressly consent in writing:

            (a) Compliance With Agreements and Applicable Laws. The Company shall perform each of its obligations under the Transaction Documents and any credit agreements and shall comply with all material requirements of any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

            (b) Financial Statements; Accountants' Reports; Other Information. The Company shall keep or cause to be kept in reasonable detail books and records of account of the Company's assets and business. The Company shall furnish or cause to be furnished to FGIC:

                  (i) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each year of the Company, the audited balance sheet of the Company and the audited profit and loss statement and statement of cash flows of the Company for such year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of the Company's independent accountants (who shall be a nationally recognized firm or otherwise acceptable to FGIC).

                  (ii) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each of the first three quarters of each year of the Company, unaudited balance sheet of the Company and the unaudited profit and loss statement and statement of cash flows of the Company for the portion of the year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

                  (iii) Accountants' Reports. If a Trigger Event has occurred, copies of any reports submitted to the Company by its independent accountants in connection with any examination of the financial statements of the Company, promptly upon receipt thereof.

                  (iv) Other Information. Promptly upon receipt thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Company pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as FGIC may reasonably request; provided, however, that the Company shall not be required to deliver any such items if provision by some other party to FGIC is required under the Transaction Documents unless such other party wrongfully fails to deliver such item and FGIC requests the Company to deliver such item. The Company shall, upon the request of FGIC, permit FGIC or its authorized agents (A) to inspect the books and records of the Company as they may relate to the obligations of the Company under the Transaction Documents, the Transaction and the Company's business; (B) to discuss the affairs, finances and accounts of the Company with the President or Senior Vice President of the Company, no more frequently than annually; and (C) to discuss the affairs, finances and accounts of the Company with the Company's independent accountants, provided that the Chief Financial Officer of the Company shall have the right to be present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Company. In addition, the Company shall promptly (but in no case more than 30 days following issuance or receipt by the Commonly Controlled Entity) provide to FGIC a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of the Company will be maintained at the address of the Company designated herein for receipt of notices, unless the Company shall otherwise advise the parties hereto in writing.

                  (v) The Company shall provide or cause to be provided to FGIC an executed original copy of each document executed in connection with the Transaction within 30 days after the date of closing.

                  (vi) The Company shall promptly inform FGIC in writing (A) if the Company's current shareholders of the Company's voting common stock cease to own 51% or a greater share of such stock or (B) of the occurrence of a change of executive management of the Company.

      All financial statements specified in clauses (i) and (ii) above shall be furnished in consolidated form for the Company and all Subsidiaries in the event the Company shall consolidate its financial statements with its Subsidiaries.

            (c) Compliance Certificate. The Company shall deliver to FGIC concurrently with the delivery of the financial statements required pursuant to Section 2.04(b)(i) hereof (and concurrently with the delivery of the financial statements required pursuant to Section 2.04(b)(ii) hereof, if a Trigger Event has occurred), a certificate signed by the President or Senior Vice President of the Company stating that:

                  (i) a review of the Company's performance under the
            Transaction Documents during such period has been made under such officer's supervision;

                  (ii) to the best of such individual's knowledge following
            reasonable inquiry, no Trigger Event, Default or Event of Default has occurred, or if a Trigger Event, Default or Event of Default has occurred, specifying the nature thereof and, if the Company has a right to cure any such Default or Event of Default pursuant to
            Section 5.01, stating in reasonable detail the steps, if any, being taken by the Company to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

                  (iii) the attached financial reports submitted in accordance with Section 2.04(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Company as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

            (d) Notice of Material Events. The Company shall promptly inform FGIC in writing of the occurrence of any of the following:

                  (i) any change in the location of the Company's principal
            office or any change in the location of the Company's books and records;

                  (ii) the occurrence of any Trigger Event, Default or Event of
            Default; or

                  (iii) any other event, circumstance or condition that has
            resulted, or has a material possibility of resulting, in a Material Adverse Change in respect of the Company.

            (e) Further Assurances. The Company shall, upon the request of FGIC, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within thirty (30) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, for the benefit of the Certificateholders and FGIC, in the Mortgage Loans, free and clear of all Liens and Restrictions on Transferability except those in favor of the Trustee, for the benefit of the Certificateholders and FGIC, imposed by the Pooling and Servicing Agreement. In addition, the Company agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

            (f) Existence. The Company shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in Sections 2.02(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate of incorporation and by-laws.

            (g) Third-Party Beneficiary. The Company agrees that FGIC shall have all rights of a third-party beneficiary in respect of the Pooling and Servicing Agreement and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of FGIC.

            (h) Maintenance of Equity. The Company has and shall maintain equity of at least $10,000,000, as determined in accordance with generally accepted accounting principles, for the term of this Agreement.

            (i) Management Changes. If John E. Smith should cease to serve as an executive officer of the Company, within 30 days thereafter the Company shall appoint as his replacement a person who is (i) qualified and experienced in the Servicer's type of business, (ii) experienced in a similar executive position and (iii) competent to serve in such capacity.

      Section 2.05. Negative Covenants of the Sponsor. The Sponsor hereby agrees that during the Term of the Agreement, unless FGIC shall otherwise expressly consent in writing:

            (a) Restrictions on Liens. The Sponsor shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Mortgage Loans except for those in favor of the Trustee, for the benefit of the Certificateholders and FGIC, imposed by the Pooling and Servicing Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Sponsor as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Mortgage Loans, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and FGIC.

            (b) Impairment of Rights. The Sponsor shall not take any action, or fail to take any action, except with the prior written approval of FGIC, if such action or failure to take action is likely to (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Certificateholders or FGIC, (ii) result in a Material Adverse Change in respect of any Mortgage Loan or (iii) impair the ability of the Sponsor to perform its obligations under the Transaction Documents.

            (c) Waiver, Amendments, Etc. The Sponsor shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents, except with the prior written approval of FGIC.

      Section 2.06. Negative Covenants of the Company. The Company hereby agrees that during the Term of the Agreement, unless FGIC shall otherwise expressly consent in writing:

            (a) Restrictions on Liens. The Company shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Mortgage Loans except for the Lien in favor of the Trustee, for the benefit of the Certificateholders and FGIC, and the Restrictions on Transferability imposed by the Pooling and Servicing Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Mortgage Loans, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Certificateholders and FGIC.

            (b) Impairment of Rights. The Company shall not take any action, or fail to take any action, except with the prior written approval of FGIC, if such action or failure to take action is likely to (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the Certificateholders or FGIC, (ii) result in a Material Adverse Change in respect of any Mortgage Loan or (iii) impair the ability of the Company to perform its obligations under the Transaction Documents, including any consolidation, merger with any Person or any transfer of all or any material amount of the Company's assets to any other Person if such consolidation, merger or transfer would materially impair the net worth of the Company or any successor Person obligated, after such event, to perform the Company's obligations under the Transaction Documents.

            (c) Waiver, Amendments, Etc. The Company shall not waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents, except with the prior written approval of FGIC.

            (d) Successor Sub-Servicer. The Company shall not terminate or designate, or consent to the termination or designation of, a sub-servicer or any successor thereto without the prior written consent of FGIC.

                                   ARTICLE III

                   THE POLICY; REIMBURSEMENT; INDEMNIFICATION

      Section 3.01. Issuance of the Policy. FGIC agrees to issue the Policy subject to satisfaction of the conditions precedent set forth in Appendix A hereto.

      Section 3.02. Payment of Fees and Premium.

            (a) Inducement Letter Fees and Expenses. On the Date of Issuance, the Company shall pay or cause to be paid the amounts specified with respect to fees, expenses and disbursements in the Inducement Letter, unless otherwise agreed between the Company and FGIC. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities shall be for the account of, and shall be billed to, the Company. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Securities, in which case the cost for such agency shall be paid by the Company.

            (b) Premium. In consideration of the issuance by FGIC of the Policy, FGIC shall be entitled to receive the Premium as and when due in accordance with the terms of the Inducement Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Company and (ii) in the case of the Premium due after the Date of Issuance, pursuant to Section 7.5(b)(i) of the

      Pooling and Servicing Agreement. The Premium paid hereunder or under the Pooling and Servicing Agreement shall be nonrefundable without regard to whether FGIC makes any payment under the Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity.

      Section 3.03. Reimbursement and Additional Payment Obligation. The Sponsor and the Company agree to pay to FGIC the following amounts as and when incurred:

            (a) a sum equal to the total of all amounts paid by FGIC under the Policy;

            (b) any and all out-of-pocket charges, fees, costs and expenses which FGIC may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Policy, any accounts established to facilitate payments under the Policy, to the extent FGIC has not been immediately reimbursed on the date that any amount is paid by FGIC under the Policy, or other administrative expenses relating to such payments under the Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document whether or not executed or completed, (iv) any review or investigation made by FGIC in those circumstances where its approval or consent is sought under any of the Transaction Documents;

            (c) interest on any and all amounts described in Section 3.03(a) from the date due to FGIC pursuant to the provisions hereof until payment thereof in full, payable to FGIC at the Late Payment Rate per annum; and

            (d) any payments made by FGIC on behalf of, or advanced to, the Sponsor or the Company, including, without limitation, any amounts payable by the Sponsor or the Company pursuant to the Securities or any other Transaction Documents; and any payments made by FGIC as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of FGIC to third parties in connection with the Transaction.

      Section 3.04. Indemnification.

            (a) Indemnification by the Sponsor. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Sponsor agrees to pay, and to protect, indemnify and save harmless, FGIC and its officers, directors, shareholders, employees, agents and each Person, if any, who controls FGIC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                  (i) the negligence, bad faith, willful misconduct,
            misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Sponsor;

                  (ii) the breach by the Sponsor of any representation, warranty or covenant under any of the Transaction Documents or the occurrence, in respect of the Sponsor, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default"; or

                  (iii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in information included in an Offering Document and furnished by FGIC in writing expressly for use therein (all such information so furnished being referred to herein as "FGIC Information"), it being understood that, in respect of the initial Offering Document, the FGIC Information is limited to the information included under the caption "The Certificate Insurer" and the financial statements of FGIC appended thereto.

            (b) Indemnification by the Company. In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Company agrees to pay, and to protect, indemnify and save harmless, FGIC and its officers, directors, shareholders, employees, agents and each Person, if any, who controls FGIC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                  (i) the negligence, bad faith, willful misconduct,
            misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Company;

                  (ii) the breach by the Company of any representation, warranty or covenant under any of the Transaction Documents or the occurrence, in respect of the Company, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default"; or

                  (iii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the FGIC Information.

            (c) Conduct of Actions or Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against FGIC, any officer, director, shareholder, employee or agent of FGIC or any Person controlling FGIC (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from the Sponsor or the Company (the "Indemnifying Party") hereunder, FGIC shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to FGIC and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party only if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to FGIC in any such action or proceeding or
      (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that
      (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by FGIC). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

            (d) Contribution. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

      Section 3.05. Subrogation. Subject only to the priority of payment provisions of the Pooling and Servicing Agreement, the Sponsor and the Company acknowledge that, to the extent of any payment made by FGIC pursuant to the Policy, the rights of FGIC are to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Certificateholders to any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise. The Sponsor and the Company agree to such subrogation and, further, agree to execute such instruments and to take such actions as, in the sole judgment of FGIC, are necessary to evidence such subrogation and to perfect the rights of FGIC to receive any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise.

                                   ARTICLE IV

                               FURTHER AGREEMENTS

      Section 4.01. Effective Date; Term of Agreement. This Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as FGIC is no longer subject to a claim under the Policy and the Policy shall have been surrendered to FGIC for cancellation and (b) all amounts payable to FGIC and the Certificateholders under the Transaction Documents and under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Agreement.

      Section 4.02. Obligations Absolute.

             (a) The payment obligations of the Sponsor and the Company hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Agreement under all circumstances irrespective of
      (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents, the Securities or the Policy; (ii) any exchange or release of any other obligations hereunder; (iii) the existence of any claim, setoff, defense, reduction, abatement or other right which the Sponsor or the Company may have at any time against FGIC or any other Person; (iv) any document presented in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Policy, or any statement therein being untrue or inaccurate in any respect; (v) any failure of the Sponsor to receive the proceeds from the sale of the Securities; (vi) any breach by the Sponsor or the Company of any representation, warranty or covenant contained in any of the Transaction Documents; or (vii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Sponsor or the Company in respect of any Transaction Document.

            (b) The Sponsor and the Company and any and all others who are now or may become liable for all or part of the obligations of the Sponsor or the Company under this Agreement agree to be bound by this Agreement and
      (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest;
      (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Sponsor or the Company; (v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event;
      (vi) consent to any and all extensions of time that may be granted by FGIC with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

            (c) Nothing herein shall be construed as prohibiting the Sponsor or the Company from pursuing any rights or remedies it may have against any Person other than FGIC in a separate legal proceeding.

      Section 4.03. Assignments; Reinsurance; Third-Party Rights.

            (a) This Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Sponsor nor the Company may assign its rights under this Agreement, or delegate any of its duties hereunder, without the prior written consent of FGIC. Any assignment made in violation of this Agreement shall be null and void.

            (b) FGIC shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as FGIC may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve FGIC of any of its obligations hereunder or under the Policy.

            (c) In addition, FGIC shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of FGIC in connection therewith any rights of FGIC under the Transaction Documents or with respect to any real or personal property or other interests pledged to FGIC, or in which FGIC has a security interest, in connection with the Transaction.

            (d) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Certificateholder, other than FGIC, against the Sponsor or the Company, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Certificateholder shall have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by the Sponsor or the Company pursuant to Section 3.02, 3.03 or 3.04 hereof.

      Section 4.04. Liability of FGIC. Neither FGIC nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to FGIC (or its Fiscal Agent) in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless FGIC had actual knowledge thereof). In furtherance and not in limitation of the foregoing, FGIC (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

      Section 4.05. Waiver of FGIC Rights. With respect to its rights under any of the Transaction Documents, FGIC shall give notice to each of the Rating Agencies of any intent by FGIC to waive: (i) any Servicer Event of Default, (ii) any rights to require a repurchase of Mortgage Loans, (iii) its right to give consent. In the event of any such waiver by FGIC, each Rating Agency shall have confirmed in writing that no additional capital requirement is necessary as a result of such waiver.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

     Section 5.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder with respect to the Sponsor or the Company, severally and not jointly:

            (a) any representation or warranty made by the Sponsor or the Company under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; provided, however, that if the Sponsor or the Company effectively cures any such defect in any representation or warranty under any Transaction Document, or certificate or report furnished under any Transaction Document, within the time period specified in the relevant Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder;

            (b)(i) the Sponsor or the Company shall fail to pay when due any amount payable by the Sponsor under any of the Transaction Documents unless such amounts are paid in full within any applicable cure period explicitly provided for under the relevant Transaction Document; (ii) the Sponsor or the Company shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

            (c) the Sponsor or the Company shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under clause (b) above) and such failure shall continue for a period of 30 days after written notice given to it; provided, however, that, if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Default hereunder if within such 30-day period the Sponsor or the Company, as the case may be, shall have given notice to FGIC of corrective action it proposes to take, which corrective action is agreed in writing by FGIC to be satisfactory and the Sponsor or the Company shall thereafter pursue such corrective action diligently until such default is cured;

            (d) the Sponsor or the Company shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate the Sponsor or the Company insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming the Sponsor or the Company as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against the Sponsor or the Company under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against the Sponsor or the Company seeking liquidation of the Sponsor's or the Company's assets and the Sponsor or the Company, as the case may be, shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 60 days or there shall be appointed or the Sponsor or the Company, as the case may be, shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor or the Company or the whole or any substantial part of its properties or assets or the Sponsor shall take any corporate action in furtherance of any of the foregoing;

            (e) the occurrence of an "event of default" under any of the Transaction Documents; and

            (f) with respect to the Company, a breach of the covenant set forth in Section 2.04(h) hereof, that is not cured within 15 days after the Company becomes aware of such breach.

      Section 5.02. Remedies; Waivers.

            (a) Upon the occurrence of an Event of Default, FGIC may exercise any one or more of the rights and remedies set forth below:

                  (i) exercise any rights and remedies available under the
            Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Certificateholders in respect of the Securities; or

                  (ii) take whatever action at law or in equity may appear
            necessary or desirable in its judgment to enforce performance of any obligation of the Sponsor under the Transaction Documents.

            (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle FGIC to exercise any remedy reserved to FGIC in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

            (c) If any proceeding has been commenced to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to FGIC, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of FGIC shall continue as though no such proceeding had been instituted.

            (d) FGIC shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by FGIC and delivered to the Sponsor. Any such waiver may only be effected in writing duly executed by FGIC, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.01. Amendments, Etc. This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

      Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

      (a)   To FGIC:                 Financial Guaranty Insurance Company
                                     115 Broadway
                                     New York, NY 10006
                                     Attention:  Research and Risk
                                                 Management Department

                                     Re:  EquiVantage Acceptance Corp.
                                          Home Equity Loan Trust 1996-4
                                     Confirmation:  (212) 312-3000
                                     Fax: (212) 312-3093

      (b)   To the Sponsor:          EquiVantage Acceptance Corp.
                                     13111 Northwest Freeway, Suite 301
                                     Houston, Texas  77040
                                     Attention:  John E. Smith
                                     Tel:  (713) 895-1957
                                     Fax:  (713) 895-1999

      (c)   To the Company:          EquiVantage Inc.
                                     13111 Northwest Freeway, Suite 300
                                     Houston, Texas  77040
                                     Attention: Chief Financial Officer
                                     Tel:  (713) 895-1900
                                     Fax:  (713) 895-3870

      (d)   To the Trustee:          Norwest Bank Minnesota,
                                     National Association
                                     Sixth Street and Marquette Avenue
                                     Minneapolis, Minnesota  55479-0069
                                     Attention: Corporate Trust Department
                                     Re: EquiVantage Home Equity Loan
                                         Trust 1996-4
                                     Tel: (612) 667-5786
                                     Fax: (612) 667-9825

      A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

      Section 6.03. Payment Procedure. In the event of any payment by FGIC for which it is entitled to be reimbursed or indemnified as provided above, each of the Sponsor and the Company agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to FGIC. All payments to be made to FGIC under this Agreement shall be made to FGIC in lawful currency of the United States of America in immediately available funds to the account number provided in the Inducement Letter before 1:00 p.m. (New York, New York time) on the date when due or as FGIC shall otherwise direct by written notice to the Sponsor or the Company. In the event that the date of any payment to FGIC or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to FGIC under this Agreement shall bear interest at the Late Payment Rate from the date due to the date paid.

      Section 6.04. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

      Section 6.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 6.06. Consent to Jurisdiction.

            (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE

      PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

            (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

            (c) Each of the Sponsor and the Company hereby irrevocably appoints and designates Prentice-Hall Corporation System, Inc., whose address is 15 Columbus Circle, New York, New York 10023, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process. Each of the Sponsor and the Company agrees that service of such process upon such Person shall constitute personal service of such process upon it.

            (d) Nothing contained in this Agreement shall limit or affect FGIC's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Sponsor or its property in the courts of any jurisdiction.

      Section 6.07. Consent of FGIC. In the event that FGIC's consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by FGIC in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein and herein.

      Section 6.08. Counterparts. This Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

      Section 6.09. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

      Section 6.10 Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Agreement.

      Section 6.11. Entire Agreement. This Agreement, the Inducement Letter, the Inducement Letter and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

                              FINANCIAL GUARANTY INSURANCE
                              COMPANY


                              By __________________________________
                                  Name:
                                  Title:


                              EQUIVANTAGE ACCEPTANCE CORP.


                              By __________________________________
                                  Name:   John E. Smith
                                  Title:  President


                              EQUIVANTAGE INC.


                              By __________________________________
                                  Name:   Karen S. Crawford
                                  Title:  Senior Vice President



                       [Insurance and Indemnity Agreement]

                                   APPENDIX I

                                   DEFINITIONS

      "Accumulated Funding Deficiency" shall have the meaning provided in
Section 412 of the Code and Section 302 of ERISA, whether or not waived.

      "Base Subordinated Amount" means (i) with respect to the first six Payment Dates immediately following the Startup Day, $500,000 and (ii) with respect to each Payment Date thereafter, an amount equal to the product of (a) the Original Aggregate Loan Balance, as defined in the Pooling and Servicing Agreement, and
(b) 2.70%.

      "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in New York, New York, Houston, Texas, or Minneapolis, Minnesota are authorized or obligated by law or executive order to be closed.

      "Certificateholders" means registered holders of the Securities.

      "Class R Certificates" means the Home Equity Loan Asset-Backed Certificates, Series 1996-4, Class R Certificates issued under the Pooling and Servicing Agreement together with the Securities.

      "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Commission" means the Securities and Exchange Commission.

      "Commonly Controlled Entity" means the Company and each entity, whether or not incorporated, which is affiliated with the Sponsor pursuant to Section 414(b), (c), (m) or (o) of the Code.

      "Company" or "Servicer" means EquiVantage Inc.

      "Date of Issuance" means the date on which the Policy is issued as specified therein.

      "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

      "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Event of Default" means any event of default specified in Section 5.01 of this Insurance Agreement.

      "Exchange Act" means the Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Expiration Date" means the final date of the Term of the Policy, as specified in the Policy.

      "FGIC" means Financial Guaranty Insurance Company, a New York stock insurance company, its successors and assigns.

      "Financial Statements" means with respect to the Company, the audited balance sheets as of December 31, 1995 and the notes thereto.

      "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Policy.

      "Indemnification Agreement" means the Indemnification Agreement dated as of November 1, 1996 among FGIC, the Sponsor and the Representative, as the same may be amended from time to time.

      "Inducement Letter" means the letter dated November 22, 1996 from FGIC to EquiVantage Inc. .

      "Insurance Agreement" means this Insurance and Indemnity Agreement dated as of November 1, 1996, by and among FGIC, the Sponsor and the Company, as the same may be amended from time to time.

      "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "IRS" means the Internal Revenue Service.

      "Late Payment Rate" means the lesser of (a) the greater of (x) the then applicable highest rate of interest on the Securities or (y) the prime rate as published in the Wall Street Journal on the related due date of amounts owned to FGIC under the Insurance Agreement (including such amounts owed pursuant to Section 3.03(c) thereof) and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Lien" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person.

      "Master Loan Transfer Agreement" means the Master Loan Transfer Agreement between the Sponsor and the Company dated as of November 1, 1996.

      "Material Adverse Change" means, (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or any of its Subsidiaries or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party and (b) in respect of any Mortgage Loan, a material adverse change in (i) the value or marketability of such Mortgage Loan or (ii) the probability that amounts now or hereafter due in respect of such Mortgage Loan will be collected on a timely basis.

      "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by FGIC.

      "Mortgage Documents" means the Mortgage Notes, Mortgages, assignments of Mortgages and other related documents required to be delivered to the Trustee pursuant to Section 3.5 of the Pooling and Servicing Agreement.

      "Mortgage Loan" has the meaning provided in the Pooling and Servicing Agreement.

      "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

      "Notice of Claim" means a Notice of Claim and Certificate in the form attached to the Policy.

      "Offering Document" means the Prospectus, dated May 7, 1996, of the Sponsor, in respect of the Securities and any amendment or supplement thereto in respect of the Securities and any other offering document in respect of the Securities that makes reference to the Policy.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

      "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

      "Plan" means any pension plan (other than a Multiemployer Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

      "Policy" means the financial guaranty insurance policy, including any endorsements thereto, issued by FGIC with respect to the Securities, substantially in the form attached as Annex I to this Agreement.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of November 1, 1996 among the Sponsor, as sponsor, the Company, as servicer, and the Trustee on behalf of FGIC and the Certificateholders, pursuant to which the Securities are to be issued and the Mortgage Loans are to be serviced and administered, as the same may be amended from time to time.

      "Premium" means the premium payable in accordance with Section 3.02 of the Insurance Agreement.

      "Premium Percentage" 0.16% per annum.

      "Prospectus" means the form of prospectus, as supplemented, relating to the Securities, as first filed with the Commission pursuant to Rule 424 under the Securities Act.

      "Provided Documents" means the Transaction Documents together with all exhibits and schedules attached thereto, the portfolio data tape and the Financial Statements furnished to FGIC by or on behalf of the Sponsor or the Company with respect to itself or the Transaction.

      "Registration Statement" means the registration statement on Form S-3 (No. 33-99364), including a form of prospectus, relating to the Securities, as amended to the date hereof.

      "Rating Agency" has the meaning set forth in the Pooling and Servicing Agreement.

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

      "Representative" means Prudential Securities Incorporated as representative of itself and Salomon Brothers Inc collectively as Underwriters.

      "Restrictions on Transferability" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by FGIC.

      "Securities" means the $80,000,000 of Home Equity Loan Asset-Backed Certificates, Series 1996-4, Class A, issued by the EquiVantage Home Equity Loan Trust 1996-4 pursuant to the Pooling and Servicing Agreement.

      "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Servicer Prior 12 Month Loss Test" means the event as set forth in
Section 8.20(x) of the Pooling and Servicing Agreement.

      "Servicer Termination Delinquency Test" means the events as set forth in
Section 8.20(ix) of the Pooling and Servicing Agreement.

      "Servicer Termination Event" means the Servicer Termination Delinquency Test, the Servicer Termination Loss Test and the Servicer Prior 12 Month Loss Test.

      "Servicer Termination Loss Test" means the events as set forth in Section 8.20(xi) of the Pooling and Servicing Agreement.

      "Specified Subordinated Amount" means:

            (a) each of the first 36 Payment Dates following the Startup Day, the greater of (i) the Base Subordinated Amount and (ii) the product of
      (x) the excess, if any, of (1) the Rolling Three Month Delinquency Rate for such Payment Date over (2) 5.40% and (y) the Aggregate Loan Balance as of the close of business on the last day of the preceding Remittance Period; and

            (b) after the first 36 Payment Dates following the Startup Day, the greatest of (i) the lesser of (x) the Base Subordinated Amount and (y) the product of (a) 5.40% and (b) the Aggregate Loan Balance as of the close of business on the last day of the preceding Remittance Period, (ii) the product of (x) the excess, if any, of (1) the Rolling Three Month Delinquency Rate for such Payment Date over (2) 2% and (y) the Aggregate Loan Balance as of the close of business on the last day of the preceding Remittance Period and (iii) 1% times the Original Aggregate Loan Balance;

      provided, however, that the Specified Subordinated Amount will not be reduced on any Payment Date pursuant to the operation of clause (b) (i)(y) above if either (I) aggregate Cumulative Loss Amounts over the prior twelve month period exceed 1% of the average Aggregate Loan Balance during such period or (II) aggregate Cumulative Loss Amounts for all prior Remittance Periods since the Startup Day exceed 4% of the Original Aggregate Loan Balance.

      "Sponsor" means EquiVantage Acceptance Corp.

      "Startup Day" means November 22, 1996.

      "Subsidiary" means, with respect to any Person, any corporation of which a majority of the outstanding shares of capital stock having ordinary voting power for the election of directors is at the time owned by such Person directly or through one or more Subsidiaries.

      "Term of the Agreement" shall be determined as provided in Section 4.01 of the Insurance Agreement.

      "Term of the Policy" has the meaning provided in the Policy.

      "Transaction" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

      "Transaction Documents" means the Insurance Agreement, the Indemnification Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement, the Inducement Letter, the Master Loan Transfer Agreement and the Conveyance Agreement.

      "Trigger Event" means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing,
(b) any legal proceeding or binding arbitration is instituted with respect to the Transaction or (c) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of the Sponsor, the Company or of a material portion of the Mortgage Loans.

      "Trust" means the EquiVantage Home Equity Loan Trust 1996-4 created under the Pooling and Servicing Agreement.

      "Trustee" means Norwest Bank Minnesota, National Association, as trustee under the Pooling and Servicing Agreement, and any successor thereto as trustee under the Pooling and Servicing Agreement.

      "Trust Fund" has the meaning provided in the Pooling and Servicing Agreement.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

      "Underfunded Plan" means any Plan that has an Underfunding.

      "Underfunding" means, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

      "Underwriters" means Prudential Securities Incorporated and Salomon Brothers Inc.

      "Underwriting Agreement" means the Underwriting Agreement between the Sponsor, the Company and the Representative with respect to the offer and sale of the Securities, as the same may be amended from time to time.

                                   APPENDIX II

                               OPINIONS OF COUNSEL

      There shall be delivered to FGIC, Moody's and S&P opinions of counsel as follows:

      (i) opinions to the effect that the Securities have been duly issued, and the Transaction Documents have been duly executed and delivered, and each constitutes legal, valid and binding obligations, enforceable in accordance with their respective terms;

      (ii) opinions as to compliance with applicable securities laws, including, but not limited to, opinions to the effect that:

            (A) to the best of counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation of the Transaction, except such as may be required and have been obtained under the Securities Act and state securities or "blue sky" laws;

            (B) the Registration Statement is effective under the Securities Act and, to the best of counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission;

            (C) neither the Trust nor the Trust Fund is required to be registered under the Investment Company Act; and

            (D) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act;

      (iii) an opinion to the effect that (A) the Trustee is the owner of the Mortgage Loans, holding good and marketable title thereto; (B) the Mortgage Loans would not be included as part of the estate of the Sponsor in the event of any receivership or insolvency proceedings in respect thereof; and (C) the transfer of the Mortgage Loans would be characterized by a court of competent jurisdiction as a sale of such Mortgage Loans and not as a borrowing by the Sponsor or a relationship of joint ownership, partnership, joint venture or similar arrangement; and

      (iv) an opinion to the effect that (A) the Trust Fund qualifies as a REMIC for federal income tax purposes and for state and local tax purposes; and (B) the Trust Fund will not be subject to income, franchise or tangible or intangible personal property taxes in the State of Delaware.

                                     ANNEX I
                                       TO
                        INSURANCE AND INDEMNITY AGREEMENT


                   FORM OF FINANCIAL GUARANTY INSURANCE POLICY

                                   APPENDIX A
                      TO INSURANCE AND INDEMNITY AGREEMENT

                 CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY

      (a) Payment of Initial Premium and Expenses; Inducement Letter. FGIC shall have been paid, by or on behalf of Sponsor, a nonrefundable Premium and shall have been reimbursed, by or on behalf of the Sponsor, for other fees and expenses identified in Section 3.02 of the Insurance Agreement as payable at closing and FGIC shall have received a fully executed copy of the Inducement Letter.

      (b) Transaction Documents. FGIC shall have received a copy of each of the Transaction Documents, in form and substance satisfactory to FGIC, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Pooling and Servicing Agreement relating to the payment to FGIC of Premium due on the Policy and the reimbursement to FGIC of amounts paid under the Policy shall be in form and substance acceptable to FGIC in its sole discretion.

      (c) Certified Documents, Resolutions and Consents. FGIC shall have received a copy of (i) the certificate of incorporation and bylaws of the Sponsor, (ii) the resolutions of the Sponsor's Board of Directors authorizing the issuance of the Securities and the execution, delivery and performance by the Sponsor of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Sponsor (which certificate shall state that such certificate of incorporation, bylaws and resolutions are in full force and effect without modification on the Date of Issuance), (iii) the certificate of incorporation and bylaws of the Company,
(iv) written consents of the Company's shareholders authorizing the sale of the Mortgage Loans to the Sponsor and the execution, delivery and performance by the Company of the Transaction Documents and the transactions contemplated thereby, certified by a Secretary or Assistant Secretary of the Company (which certificate shall state that such certificate of incorporation, bylaws and written consents are in full force and effect without modification on the Date of Issuance).

      (d) Incumbency Certificates. FGIC shall have received a certificate of the Secretary or an Assistant Secretary of the Sponsor certifying the name and signatures of the officers of the Sponsor authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

      (e) Representations and Warranties; Certificate. The representations and warranties of the Sponsor and the Company in the Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance and FGIC shall have received a certificate of appropriate officers of each of the Sponsor and the Company to that effect.


                                      III-1

      (f) Opinions of Counsel. FGIC shall have received opinions of counsel addressed to FGIC, Moody's and S&P in respect of the Sponsor, the Company, the other parties to the Transaction Documents and the Transaction in form and substance satisfactory to FGIC, addressing such matters as FGIC may reasonably request, including without limitation, the items set forth in Appendix II hereto, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.

      (g) Approvals, Etc. FGIC shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, the approval of the shareholders of the Sponsor and shareholders of the Company required in connection with the Transaction.

      (h) No Litigation, Etc. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction.

      (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

      (j) Satisfaction of Conditions of Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Securities shall have been satisfied.

      (k) Issuance of Ratings. FGIC shall have received confirmation that the risk secured by the Policy constitutes an investment grade risk by S&P and Moody's and that the Securities, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's.

      (l) Delivery of Mortgage Documents. FGIC shall have received evidence satisfactory to it that: (i) delivery has been made to the Trustee or to a Custodian of the Mortgage Documents required to be so delivered pursuant to
Section 3.5 of the Pooling and Servicing Agreement; and (ii) each Mortgage Note is endorsed as provided in Section 3.5 of the Pooling and Servicing Agreement.

      (m) No Default. No Default or Event of Default shall have occurred.

      (n) Additional Items. FGIC shall have received such other documents, instruments, approvals or opinions requested by FGIC as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to FGIC that all conditions precedent, if any, in the Transaction Documents have been satisfied.


                                      III-2

                             CERTIFICATE OF OFFICER

      The undersigned, Elizabeth Folk, Senior Vice President and Chief Financial Officer of EquiVantage Acceptance Corp., a Delaware corporation (the "Sponsor"), hereby certifies as follows:

      1. A review of the Sponsor's performance under the Transaction Documents has been made under my supervision; and

      2. To the best of my knowledge, following reasonable inquiry, no Trigger Event or Event of Default has occurred; and

      3. The attached financial reports submitted in accordance with Section 2.03(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Sponsor as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

Executed this ____ of _______________, ____.


                                          ___________________________________
                                          Name:
                                          Title:
                                          EquiVantage Acceptance Corp.


                                      III-3

         [SLIP SHEET -- EQUIVANTAGE ACCEPTANCE CORP. FINANCIAL REPORTS]


                                      III-4

                             CERTIFICATE OF OFFICER


      The undersigned, Elizabeth Folk, Senior Vice President and Chief Financial Officer of EquiVantage Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

      1. A review of the Corporation's performance under the Transaction Documents has been made under my supervision; and

      2. To the best of my knowledge, following reasonable inquiry, no Trigger Event or Event of Default has occurred; and

      3. The attached financial reports submitted in accordance with Section 2.04(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Corporation as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

Executed this ____ of ________________, ____.


                                          ___________________________________
                                          Name:
                                          Title:
                                          EquiVantage Acceptance Corp.


                                      III-5

               [SLIP SHEET -- EQUIVANTAGE INC. FINANCIAL REPORTS]


                                      III-6